EXHIBIT 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the accompanying Quarterly Report of Equus II Incorporated (the “Company”) on Form 10-Q for the period ended September 30, 2003 (the “Report”), we, Sam P. Douglass, Chairman and Chief Executive Officer of the Company and Nolan Lehmann, President and Principal Financial and Accounting Officer, hereby certify that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2003

/s/ Sam P. Douglass

Sam P. Douglass
Chairman
Chief Executive Officer

/s/ Nolan Lehmann

Nolan Lehmann
President
Principal Financial and Accounting Officer